UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	FORM 8-K


	PURSUANT TO SECTION 13 OR 15(d) OF THE
		SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported November 25, 1997

		Commission file number     0-8609

	          Future Petroleum Corporation
	(Exact name of small business issuer as specified in charter)

         Utah               	    87-0239185
(State or other jurisdiction of 	(I.R.S. Employer
incorporation or organization)	Identification No.)

2351 West Northwest Highway, Suite 2130
            Dallas, Texas                     	     75220
(Address of principal executive offices)	    	    	(Zip Code)

	                 (214)350-7602
	(Issuer's telephone number, including area code)

	                           Not Applicable
(Former name, former address, and former fiscal year, if changed since last report)
Transitional Small Business Disclosure Format (Check One): Yes     No  x

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	ITEM 1. CHANGES IN CONTROL OF REGISTRANT

	ITEM  2. ACQUISITION OR DISPOSITION OF ASSETS

On November 25, 1997, the Company acquired from EnCap Equity
1994, Ltd, a Texas limited partnership ("EnCap"), Energy Capital
Investment Co., PLC, an English investment company ("ECIC"),  and
Gecko Booty 1994 I, Ltd, a Texas limited partnership ("Gecko Booty") effective as of November 1, 1997, certain properties and partnerships interests consisting of one (1) field area in west Texas, one (1) field area in southeast New Mexico (the "Permian Basin Properties"), three (3) field areas in the Texas Panhandle and one (1) field area in northern Oklahoma. The acquisition was accomplished by the purchase from Gecko Booty of southeast the New Mexico properties, the purchase from EnCap and ECIC of the general and limited partnership interests in BMC Development No. 1 Limited
Partnership, a Texas limited partnership which owns the Texas
Panhandle and northern Oklahoma properties, and the purchase from EnCap and ECIC of the limited partnership interests in Future
Acquisition 1995, Ltd., a Texas limited partnership of which the Company's Subsidiary, Future Petroleum Corporation ("Future Texas"), is the general partner and which owns the Texas Panhandle and West Texas properties. The Company formed a new subsidiary created under the laws of the state of Nevada, Future Energy Corporation, to own the limited partnership interests acquired. The general partnership interests and the Gecko Booty properties will be owned by Future Texas.
The purchase price for the assets and interests acquired was $6.6 million and 1,575,000 shares of the Company's common stock.
The primary producing formations include Grayburg, San Andres and Strawn in the Permian Basin Properties, the Clearfork,
Brown Dolomite and Granite Wash in the Texas Panhandle and Red
Fork and Meramecian Chet in northern Oklahoma. The properties include 206 producing oil and natural gas wells on approximately
18,740 gross acres (17,749 net acres).

According to Ryder Scott Co., and Calwey Gillespie, independent petroleum engineers that evaluated the properties, as of July 1, 1997, and December 31, 1996 respectively, the properties have proved reserves of 2 MMBBL of oil and 5.3 BCF of natural gas, or on a barrels of oil equivalent basis, 3 MMBBL. The reports further estimated the future net cash flows and the PV-10 for the properties to be $31.8 million and $16.6 million, respectively, as of July 1, 1997 and December 31, 1996 based on prices of $20 per BBL of oil and $2.00 per MCF of natural gas. Approximately 48% of the proved reserves were classified as proved developed producing reserves.

The Company financed the acquisition of the properties by issuing the sellers promissory notes aggregating $6.6 million and issuing 1,575,000 shares of restricted common stock. Together with the 225,000 shares of the Company's common stock already held by EnCap and ECIC, EnCap and ECIC now own in the aggregate 1,800,000 shares of common stock, representing approximately 30% of the common stock of the Company. The notes carry a 10% per annum interest rate and mature in five and one half (5 1/2) years. Under the terms of the notes the Company will make payments of interest only until June 30, 1998, at which time payments of principle and interest will begin. The
Company may prepay the note at anytime without penalty. The notes are secured by all of the properties and interests acquired, as well as the other assets of the Company and Future Texas.

In connection with the acquisition, the Company has agreed to appoint a nominee of EnCap and ECIC to the Company's board of directors.

	ITEM 7. FINANCIAL STATEMENTS AND
	EXHIBITS

Exhibits

(a) Financial Statements of Business Acquired. Financial statements required by this item will be filed by amendment as soon as practicable, but no later than February 8, 1998.

(b) Pro forma Financial Information. Pro-forma financial statements required by this item will be filed by amendment as soon as practicable, but no later than February 8, 1998.

(c) Exhibits

The following exhibits are included as part of this report:

               SEC
Exhibit   Reference
Number    Number              Title of Document                    Location
10        10.01               Purchase and Sale Agreement        This filing
                             	dated November 25, 1997,
                            		by and among the Company,
                           			Energy Capital Investment
                           			Company, PLC, EnCap Equity
                           			1994 Limited Partnership, and
                           			Gecko Booty 1994 I Limited
                           			Partnership (Detailed list of
                           			schedules is attached; will
                           			file complete schedule upon
                           			request)

10        10.02	             	Promissory Noted dated 		           This filing
                             	November 25, 1997, from the
               	              Company to Energy Capital
                              Investment Company, PLC

10        10.03              	Promissory Noted dated              This filing
                              November 25, 1997, from the
                              Company to EnCap Equity 1994
                              Limited Partnership

10        10.04               Promissory Noted dated              This filing
                              November 25, 1997, from the
                              Company to Gecko Booty 1994
                              I Limited Partnership

10        10.05               Registration Rights Agreement       This filing
                              dated November 25, 1997, by
                              the Company, Energy Capital
                              Investment Company, PLC, and
                              EnCap Equity 1994 Limited
                              Partnership

10        10.06               Voting Agreement dated              This filing
                              November 25, 1997, by B.
                              Carl Price, Don Wm.
                              Reynolds, Energy Capital
                              Investment Company, PLC,
                              and EnCap Equity 1994
                              Limited Partnership

	SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			FUTURE PETROLEUM CORPORATION
					(Registrant)




Dated:  December 10, 1997	By:               /s/ B. Carl Price
			B. Carl Price, President,
			Principal Financial and Accounting Officer





Dated:  December 10, 1997	By:            /s/ Christie Sirera
				Christie Sirera,
				Secretary